Exhibit 1.1
                                   --
          Van Kampen American Capital Equity Opportunity Trust
                                Series 19
                             Trust Agreement

                                      Dated:   September 21, 1995

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          3.   Section 1.01(1) shall be amended to read as follows:

               "(1) "Depositor" shall mean Van Kampen American Capital Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          4.   Section 1.01(3) shall be amended to read as follows:

               "(3)   "Evaluator"  shall mean American  Portfolio
               Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          5.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          6.   Section 1.01(19) will be inapplicable for this Trust.

          7.   The Initial Date of Deposit for the Trust is September 21,
     1995.

          8. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Select Technology Growth Trust, Series 1" will replace "Select Equity Trust."

          9.   The second sentence in the second paragraph of Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

         10. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

         11. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.17.:

               "Section 3.17. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sale charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Income Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Income Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account."

         12. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section  3.01.     Initial Costs.  The  following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

         13. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "Except as provided in Sections 3.01 and 3.05,"

         14. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

               "Except as provided in Sections 3.01 and 3.05, the"

         15. The first paragraph of Section 3.11 is hereby stricken and replaced by the following:

               "Section 3.11.     Notice to Depositor.  In the event that
               the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to an indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; in the absence of any such direction the Trustee shall refrain from taking any action."

         16. Section 3.05 is hereby amended by adding the following sub-section, Section 3.05(a)(v), immediately after Section
     3.05(a)(iv):

               "(v) deduct from the Income Account or to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.17."

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By Sandra A. Waterworth
                                        Vice President
Attest:


By Gina M. Scumaci
    Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                        President
Attest

By Scott E. Martin
    Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By Dennis J. McDonnell
                                        President
Attest

By Scott E. Martin
    Assistant Secretary

                                    The Bank of New York

                                    By Jeffrey Bieselin
                                        Vice President
Attest

By Norbert Loney
    Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 19

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)